EXHIBIT 99.1

AeA Investment Presentation Kevin Fairbairn, CEO May 2003

Cautionary Disclaimer
During the course of this presentation, we will comment upon future events and make projections about the future financial performance of the Company, including statements related to the Company’s expected sales, product shipments and acceptance, gross margins, operating expenses, profits, cash flow, and income tax expense. We will discuss our products, the markets they address and acceptance of those products by the market. We wish to caution you that these are forward looking statements that are based upon our current expectations, and that actual results could differ materially as a result of various risks and uncertainties, including, without limitation, the following: inability to develop and deliver new products and technologies as planned; inability to accurately forecast the demand for our products and services; the possibility that orders in backlog may be cancelled, delayed or rescheduled; and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements made during this presentation.

NASDAQ NM IVAC Shares Outstanding 12.2M Market Cap $ 60M
Intensified Imaging Business
Unique Next Generation Digital Imaging Systems for Night Vision
Transitioning From Contract R&D to Product Revenues
Significant Growth Opportunity – Multiple Military applications already in qualification – Commercial market in development
Potential $200 Million/year
Equipment Products Business
Hard Disk Drive Media Coating Equipment Market Share Leader – Top 6 customers use Intevac Equipment Significant Recovery and Growth Opportunity – New tools driven by capacity and technology upgrades
Potential $100 Million/year

Intensified Imaging Business

Mission

To Be The Global Leader in Cost Effective Intensified Imaging Products Built Upon:

- Leveraging advances from the digital world to provide cost effective, smart imaging solutions
- Strategic partnerships with major system providers to address multiple markets



Addressed Wavelengths
Light Wavelength (Micron)
0.4
Near IR
0.9
1.7
Medium Wave IR
3.0
5.0
Long Wave IR
8.0
14.0
Low Light Vision
Reflected Light
From “Dark” Heavens or Eye-safe Illumination
Produces Recognizable Image
Emitted Heat
Requires Temperature Variations
Produces Detectable Image
Cannot read alphanumerics
Cannot penetrate glass
Intensified Imaging
Served Market of Infrared Camera Companies

5/13/03_ AeA_KF

Innovation at the Speed of Light

intevac

Military Intensified Imaging Products
Military Prefers to Fight In The Dark
Military Is Evolving to “Network Centric” Warfare
Intevac Has Developed Revolutionary Digital Based Intensified Imaging Products That Address The Imaging Sensor Inputs to Command & Control

Cost Effective Long Range Imaging LIVAR®
Covert Target Identification at Long Range
Eye-Safe
Compact and Light Weight
– Man Portable – Retrofitable to Existing Targeting Systems

Detect
Forward Looking Infra Red Or Radar Or GPS Coordinates
Range and Illuminate
– Eye Safe Laser – Covert
Image
– 5x Increase in ID Range
Communicate
– Digital Information

Uses Electron Bombardment Active Pixel Sensor (EBAPS™) Technology
Low Cost Day/Night Operation Patented Technology SXGA (1024 X 1280) Resolution Camera Electronics On-chip Low Power 600 Mw @ 3 VDC

Gen III Night Vision Performance Coupled with a High Resolution Miniature Display 1st Camera Shipments Q1 03 Multiple Customers for Different Programs
intevac 3560 Bassett Street , Santa Clara CA 95054
For Immediate Release Contact: Charley Eddy, CFO (408) 496-2259 ceddy@intevac.com
INTEVAC ANNOUNCES CONTRACT WITH SAIC FOR DEVELOPMENT OF A PROTOTYPE INTENSIFIED CMOS CAMERA FOR ARMY HEAD MOUNTED DISPLAY APPLICATIONS
Santa Clara, California, October 29, 2002 — Intevac, Inc. (NASDAQ: IVAC) today announced that it has been awarded an $860,000 contract from SAIC for development of a miniature intensified CMOS camera based on Intevac’s EBAPS™ technology. The program is funded by the U.S. Army and is managed by the Night Vision and Electronic Sensors Directorate (NVESD) at Ft. Belvoir, VA.

LIVAR® Enables Automated Detection and Identification of Potential Threats Over Large Areas
Available Q4 2003
Short to Medium Range Night Time Security/Surveillance
NightVista™ Extreme Low Light Video Cameras Available Q2 2003

Equipment Products Business
Mission To Be the Leading Supplier of Equipment and Services to the Hard Disk Drive Industry Built Upon:
– Winning Our Customer’s Trust By Delivering Timely Results – Enabling Our Customer to Improve Their Business Results Through Our Product Innovation and Enhancement of Customer Productivity
Opportunity – The HDD Industry is a $20B Business With Significant Technology and Cost Challenges • Capital spending is $1B • Intevac share today is 5%

Equipment Products Business Strategy
Win Majority of Technology and Capacity Hard Disk Drive Media Coating Tool Buys in 2003 — 2006 Timeframe – Critical for ongoing business success
Build Service, Spares and Consumable Business – Protect against cyclic nature of system buys – Establishing larger presence in Asia to manage after system sales business
Expand Served Available Market by Developing Equipment for Other Hard Disk Drive Manufacturing Applications

Equipment Products Business Outlook
First Capacity Buys in 2002 Since 1998 – Quotation activity up
Analysts Forecasting 25% Growth Over Next 3 Years in Hard Drive Unit Shipments

Balance Sheet ($ Millions)
3/29/03 3/30/02 Cash $23 $14 RM & WIP 6 15 Finished Goods 3 8 Accounts Receivable 6 12 Property, Plant and Equipment 7 8 Other 4 4 Total Assets $49 $61
Accounts Payable and Accruals $6 $8 Customer Advances 5 16 Convertible Notes due 2004 1 38 Convertible Notes due 2009 30 -Shareholder Equity 7 (1) Liabilities and Shareholders’ Equity $49 $61

Intevac Summary
Intensified Imaging Business
Unique Technology to Address Significant and Growing Markets
Significant Market – Military market development in process – Commercial market development starting
Equipment Products Business
Major New Equipment Investment Cycle Starting
Market Share Leader